EXHIBIT 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of MicroE Systems:

We have audited the accompanying consolidated balance sheets of MicroE Systems (the "Company") as of September 28, 2003 and September 29, 2002 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 28, 2003 and September 29, 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 15, 2003

MICROE SYSTEMS

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 28, 2003 AND SEPTEMBER 29, 2002

                                                                                        2003            2002
                                                                                        ----            ----
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                          $  9,633,948    $  9,009,732
  Accounts receivable, net of allowances for doubtful accounts of $188,318
    and $192,058  in 2003 and 2002, respectively                                        4,691,091       4,109,792
  Inventories                                                                           1,183,132       1,015,112
  Deferred taxes                                                                          639,000         562,000
  Prepaid expenses and other current assets                                               174,220         164,540
                                                                                     ------------    ------------

           Total current assets                                                        16,321,391      14,861,176

PROPERTY AND EQUIPMENT--Net                                                               456,355         543,871

DEFERRED TAXES                                                                             46,000          22,000

OTHER ASSETS--Net                                                                          53,407          60,365
                                                                                     ------------    ------------

TOTAL ASSETS                                                                         $ 16,877,153    $ 15,487,412
                                                                                     ============    ============

LIABILITIES, REDEEMABLE PREFERRED STOCK AND
  STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                                   $    572,417    $    837,113
  Accrued income taxes                                                                    486,788         368,364
  Accrued expenses                                                                      1,355,088       1,400,442
                                                                                     ------------    ------------

           Total current liabilities                                                    2,414,293       2,605,919

DEFERRED RENT                                                                              34,036
                                                                                     ------------    ------------
           Total liabilities                                                            2,448,329       2,605,919
                                                                                     ------------    ------------

COMMITMENTS AND CONTINGENCIES (Note 4)

REDEEMABLE PREFERRED STOCK
  Class A Redeemable Preferred Stock, at redemption value; $0.01 par value--
    authorized, issued and outstanding, 44,154 shares                                   2,637,769       2,519,224
  Class B Redeemable Preferred Stock, at redemption value; $0.01 par value--
    authorized, issued and outstanding, 36,000 shares                                   5,142,134       4,854,134

STOCKHOLDERS' EQUITY:
  Common stock, $0.01 par value--authorized, 1,200,000 shares; issued and outstanding, 864,795 and 859,970 shares in 2003 and 2002,
     respectively                                                                           8,648           8,600
  Treasury stock, at cost, 94,604 and 92,779 shares in 2003 and 2002, respectively     (1,100,870)     (1,037,745)
  Additional paid-in capital                                                              701,292         581,605
  Accumulated other comprehensive loss                                                    (22,896)        (31,806)
  Retained earnings                                                                     7,062,747       5,987,481
                                                                                     ------------    ------------
           Total stockholders' equity                                                   6,648,921       5,508,135
                                                                                     ------------    ------------

TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND
  STOCKHOLDERS' EQUITY                                                               $ 16,877,153    $ 15,487,412
                                                                                     ============    ============

See notes to consolidated financial statements.

MICROE SYSTEMS

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED SEPTEMBER 28, 2003 AND SEPTEMBER 29, 2002

                                                                                         2003            2002
REVENUE                                                                              $ 21,789,824   $ 18,333,756

COST OF REVENUE                                                                         8,964,585      7,552,002
                                                                                     ------------   ------------

GROSS MARGIN                                                                           12,825,239     10,781,754
                                                                                     ------------   ------------

OPERATING EXPENSES:
  Research and development                                                              4,949,643      3,814,932
  Selling and marketing                                                                 4,118,448      3,647,892
  General and administrative                                                            1,937,859      1,638,487
                                                                                     ------------   ------------

           Total operating expenses                                                    11,005,950      9,101,311
                                                                                     ------------   ------------

INCOME FROM OPERATIONS                                                                  1,819,289      1,680,443

OTHER INCOME--Net                                                                         111,164        136,698
                                                                                     ------------   ------------

INCOME BEFORE INCOME TAX PROVISION                                                      1,930,453      1,817,141

INCOME TAX PROVISION (BENEFIT)                                                            448,642       (333,722)
                                                                                     ------------   ------------

NET INCOME                                                                              1,481,811      2,150,863
                                                                                     ------------   ------------

PREFERRED STOCK DIVIDENDS AND ACCRETION                                                   406,545        460,069

NET INCOME ATTRIBUTABLE TO COMMON
  STOCKHOLDERS                                                                       $  1,075,266   $  1,690,794
                                                                                     ============   ============

See notes to consolidated financial statements.

MICROE SYSTEMS

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED SEPTEMBER 28, 2003 AND SEPTEMBER 29, 2002

                                           COMMON STOCK            TREASURY STOCK
                                      ---------------------   -----------------------
                                        NUMBER    $0.01 PAR   NUMBER OF
                                      OF SHARES     VALUE      SHARES      AT COST
BALANCE--September 30, 2001             858,838   $   8,589      92,779   $(1,037,745)

  Net income

  Cumulative translation adjustments

  Comprehensive income

  Exercise of common stock options        1,132          11

  Accretion of dividends on Class A
    and B Redeemable Preferred Stock

                                      ---------   ---------   ---------   -----------
BALANCE--September 29, 2002             859,970       8,600      92,779    (1,037,745)

  Net income

  Cumulative translation adjustments

  Comprehensive income


  Exercise of common stock
    options                               4,825          48

  Stock-based compensation

  Accretion of dividends on Class A
    and B Redeemable Preferred Stock

  Repurchase of common
    stock--at cost                                                1,825       (63,125)
                                      ---------   ---------   ---------   -----------
BALANCE--September 28, 2003             864,795   $   8,648      94,604   $(1,100,870)
                                      =========   =========   =========   ===========

                                                     ACCUMULATED
                                         ADDITIONAL     OTHER                     TOTAL
                                          PAID-IN   COMPREHENSIVE  RETAINED    STOCKHOLDERS'
                                          CAPITAL       LOSS       EARNINGS       EQUITY

BALANCE--September 30, 2001             $  578,880   $ (10,542)   $4,296,687   $3,835,869

  Net income                                                       2,150,863    2,150,863

  Cumulative translation adjustments                   (21,264)                   (21,264)
                                                                               ----------
  Comprehensive income                                                          2,129,599
                                                                               ----------

  Exercise of common stock options           2,725                                  2,736

  Accretion of dividends on Class A
    and B Redeemable Preferred Stock
                                                                    (460,069)    (460,069)
                                        ----------   ---------    ----------   ----------
BALANCE--September 29, 2002                581,605     (31,806)    5,987,481    5,508,135
                                                                               ----------

  Net income                                                       1,481,811    1,481,811

  Cumulative translation adjustments                     8,910                      8,910
                                                                               ----------

  Comprehensive income                                                          1,490,721
                                                                               ----------

  Exercise of common stock
    options                                 32,187                                 32,235

  Stock-based compensation                  87,500                                 87,500

  Accretion of dividends on Class A
    and B Redeemable Preferred Stock                                (406,545)    (406,545)

  Repurchase of common
    stock--at cost                                                                (63,125)
                                        ----------   ---------    ----------   ----------
BALANCE--September 28, 2003             $  701,292   $ (22,896)   $7,062,747   $6,648,921
                                        ==========   =========    ==========   ==========

See notes to consolidated financial statements.

MICROE SYSTEMS

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 28, 2003 AND SEPTEMBER 29, 2002

                                                                                             2003           2002

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                              $ 1,481,811    $ 2,150,863
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                                             298,749        400,112
    Stock-based compensation                                                                   87,500
    Changes in operating assets and liabilities:
      Accounts receivable                                                                    (581,299)       179,023
      Inventories                                                                            (168,020)       211,998
      Prepaid expenses and other assets                                                        (2,722)        86,184
      Deferred taxes                                                                         (101,000)       123,000
      Accounts payable                                                                       (264,696)       234,304
      Accrued expenses and other                                                              116,016     (1,081,201)
                                                                                          -----------    -----------

           Net cash provided by operating activities                                          866,339      2,304,283
                                                                                          -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES--Purchase of property and equipment                     (211,233)       (80,605)
                                                                                          -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Proceeds from exercise of common stock options                                               32,235          2,736
  Repurchase of common stock                                                                  (63,125)
                                                                                          -----------    -----------

           Net cash (used in) provided by financing activities                                (30,890)         2,736
                                                                                          -----------    -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                     624,216      2,226,414

CASH AND CASH EQUIVALENTS--Beginning of year                                                9,009,732      6,783,318
                                                                                          -----------    -----------

CASH AND CASH EQUIVALENTS--End of year                                                    $ 9,633,948    $ 9,009,732
                                                                                          ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION--
  Cash paid during the year for income taxes                                              $   430,719    $   324,958
                                                                                          ===========    ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES--
  Accretion of dividends on redeemable preferred stock                                    $   406,545    $   460,069
                                                                                          ===========    ===========

See notes to consolidated financial statements.

MICROE SYSTEMS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 28, 2003 AND SEPTEMBER 29, 2002

1.    NATURE OF OPERATIONS

      MicroE Systems (the "Company" or "MicroE") develops, manufactures and markets high-performance, position-sensing systems called encoders for motion-controlled applications. The Company's patented technology enables the development of encoders that are smaller and more robust while delivering high resolution and accuracy.

      The Company targets specific motion control applications in a variety of high-tech and industrial markets. These markets include data storage, semiconductor processing and packaging, electronics assembly and other high-precision industries. The Company sells to customers located throughout the world.

      The accompanying consolidated financial statements reflect the application of certain accounting policies as described below and elsewhere in these notes to the consolidated financial statements. To date, the Company has raised capital principally through cash flows from operations and private placements of its preferred stock.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION -- The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, MicroE International, which operates branches in Japan, Singapore and Switzerland. All intercompany accounts and transactions have been eliminated in consolidation.

      USE OF ESTIMATES -- The Company's financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. Such principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      FISCAL YEAR -- The Company's fiscal year is the 52 or 53 weeks ending on the Sunday closest to the last day of September. Fiscal years 2003 and 2002 were each 52-week years.

      FOREIGN CURRENCY TRANSLATION -- The assets and liabilities of international subsidiaries are translated into U.S. dollars at year-end currency exchange rates, as the local currency is the functional currency. Income and expense items are translated at average exchange rates during the period. Gains or losses resulting from the translation of the financial statements are reported as a component of other comprehensive income and cumulative translation gains and losses are included in accumulated other comprehensive loss in the consolidated balance sheet. Foreign exchange transaction gains or losses are recognized currently in earnings and were not material for the years ended September 28, 2003 and September 29, 2002.

      REVENUE RECOGNITION -- Revenue from sales are recognized when persuasive evidence of an arrangement exists, the price is fixed or determinable, delivery has occurred and collectibility is reasonably assured. The Company generally recognizes revenue for product sales upon shipment.

      The Company generally provides for a one-year warranty for all product sales and recognizes a liability for anticipated product returns and warranty costs at the time of revenue recognition. See Note 9 for an analysis of activity in the warranty reserve.

      Revenue from repair services are recognized when the services have been rendered as these services represent a discrete and separate earnings event. Revenue from custom design are recognized on a time-and-materials basis. Revenue from nonrecurring engineering services are recognized as the services are performed.

      INVENTORIES -- Inventories are valued at the lower of cost (first-in, first-out) or market. Inventories at September 28, 2003 and September 29, 2002 consist of the following:

                 SEPTEMBER 28,  SEPTEMBER 29,
                     2003           2002
Raw materials     $  745,566     $  625,982
Work-in-process      352,562        238,353
Finished goods        85,004        150,777
                  ----------     ----------
                  $1,183,132     $1,015,112
                  ==========     ==========

      PROPERTY AND EQUIPMENT -- Property and equipment are recorded at cost, less accumulated depreciation and amortization. The Company provides for depreciation and amortization of property and equipment using the straight-line method over their estimated useful lives. Property and equipment at September 28, 2003 and September 29, 2002 consist of the following:

                                                                    SEPTEMBER 28,      SEPTEMBER 29,
DESCRIPTION                           ESTIMATED USEFUL LIFE             2003               2002
Machinery and equipment               5 years                        $   988,724       $     910,330
Computer and office equipment         3-5 years                          889,314             780,740
Leasehold improvements                Lesser of asset                    239,025             235,690
                                      life or lease period
Purchased internal-use software       3 years                            227,379             206,449
Less accumulated depreciation
  and amortization                                                    (1,888,087)         (1,589,338)
                                                                     -----------      --------------
                                                                     $   456,355      $      543,871
                                                                     ===========      ==============

      Depreciation expense was approximately $299,000 and $380,000 for the years ended September 28, 2003 and September 29, 2002, respectively.

      IMPAIRMENT OF LONG-LIVED ASSETS -- Long-lived assets, which consist primarily of property and equipment, are reviewed by management for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the assets. No impairment provisions have been recognized to date.

      RESEARCH AND DEVELOPMENT COSTS -- Research and development costs are expensed as incurred and consist primarily of payroll costs, other direct expenses and overhead.

      CASH AND CASH EQUIVALENTS -- Cash equivalents are carried at cost plus accrued interest, which approximates fair value. The Company considers all highly liquid investments with a maturity date of three months or less at the date of purchase to be cash equivalents.

      PREPAID EXPENSES -- During 2002, the Company accelerated the amortization of a nonrefundable prepaid royalty related to an arrangement entered into during 1999. The arrangement provides the Company with certain technology rights, and the royalties are due based upon sales of specified products through December 2018. Due to changes in forecasted product demand, management determined that it was unlikely that the advanced royalties would be fully recovered through the related product sales. Accordingly, amortization of the prepaid royalty was accelerated and approximately $203,000 of amortization expense was recognized during 2002. As of September 28, 2003, the Company has minimum royalty commitments, which are based upon a percentage of specified product sales, subject to a $125,000 minimum over a two-year period ending in 2005.

      OTHER ASSETS -- Other assets consist primarily of security deposits on the Company's facility leases, which expire at various dates through May 2007.

      CONCENTRATIONS OF CREDIT RISK -- Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. Concentration of credit risk with respect to accounts receivable is limited to customers to whom the Company makes significant sales. To manage credit risk, the Company performs regular credit evaluations of its customers' financial condition and maintains allowances for potential credit losses. The Company generally does not obtain collateral in support of its trade accounts receivables.

      The following table summarizes the number of customers that individually comprise greater than 10% of total revenue and/or total accounts receivable and their aggregate percentage of the Company's revenue and accounts receivable. No single customer accounted for more than 38% and 22% of revenue for the years ended September 28, 2003 and September 29, 2002, respectively.

                                                                      ACCOUNTS RECEIVABLE
                                        REVENUE                 -------------------------------
                               -------------------------                          PERCENT OF
                                              PERCENT OF                             TOTAL
                               NUMBER OF        TOTAL            NUMBER OF         ACCOUNTS
                               CUSTOMERS       REVENUE           CUSTOMERS        RECEIVABLE
YEAR ENDED:
   September 28, 2003             3             62%                  1                45%
   September 29, 2002             5             85%                  1                63%

      The Company is dependent upon sole-source suppliers for a number of key components of its products. There can be no assurance that these suppliers will be able to meet the Company's future requirements for such components or that the components will be available at favorable terms. Any extended interruption in the supply of any such components or any significant price increase could have a material adverse effect on the Company's operating results in any given period.

      COMPREHENSIVE INCOME -- Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. For 2003 and 2002, the difference between comprehensive income and net income is due to changes in the Company's cumulative translation adjustment.

      ACCOUNTING FOR STOCK-BASED COMPENSATION -- The Company accounts for compensation to employees and directors under the intrinsic-value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related interpretations. In accordance with this method, no compensation expense is recognized for stock awards to employees and directors provided that, as of the measurement date, (typically the grant date), all terms associated with the award are fixed and the fair value of the Company's stock, as of the grant date is not greater than the amount an employee must pay to acquire the stock. The Company accounts for grants to nonemployees or directors not in connection with their service as directors of the Company under SFAS No. 123, "Accounting for Stock-Based Compensation," as amended, and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services." All transactions in which services are the consideration received for the issuance of equity instruments are accounted for based upon the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more readily measurable.

      The Company has computed the pro forma disclosures using the fair value method required under SFAS No. 123 using the Black-Scholes option-pricing model. No compensation expense for employees has been recognized in either period under the intrinsic-value method. The weighted-average assumptions used were as follows for the years ended September 28, 2003 and September 29, 2002:

Risk-free interest rate              2.99%      4.63%
Dividend yield                          0%         0%
Option life                       5 years    5 years
Volatility                              0%         0%

      Had compensation expense for the Company's stock option plans been determined in accordance with the fair-value method, net income would have been approximately as follows for the years ended September 28, 2003 and September 29, 2002:

                                               SEPTEMBER 28,   SEPTEMBER 29,
                                                   2003            2002
Net income:
  As reported                                  $ 1,481,811    $ 2,150,863
  Stock-based compensation recognized in the
    financial statements                            87,500
  Less employee stock-based compensation
    under fair value method                       (165,708)       (69,945)
                                               -----------    -----------
Pro forma                                      $ 1,403,603    $ 2,080,918
                                               ===========    ===========

      RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS -- In June 2002, the Financial Accounting Standard Board ("FASB") issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations.

      In May 2003, FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," which establishes standards for how an issuer of financial instruments classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on a fixed monetary amount known at inception, or something other than the fair value of the issuer's equity shares, or on variation inversely related to changes in the fair value of the issuer's equity shares. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic companies, for which it is applicable for the first fiscal period beginning after December 15, 2004. The adoption of this standard did not impact the Company's 2003 financial statements. Upon election by the preferred stockholders to redeem the outstanding preferred stock, such amount would be classified as a liability until paid. Such election was made effective September 30, 2003 (note 6).

      In November 2002, the FASB issued Financial Interpretation No. ("FIN") 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of the interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002 and the disclosure requirements in this interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. FIN 45 disclosure requirements are included in
      Note 9 to the consolidated financial statements. The adoption of FIN 45 did not have any impact on the Company's financial position or results of operations.

3.    INCOME TAXES

      Income taxes have been provided in accordance with SFAS No. 109, "Accounting for Income Taxes," under which deferred tax assets and liabilities at the end of each period are determined based on the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases using enacted tax rates when such differences are expected to reverse. The Company establishes reserves for potential adjustments to its filed tax returns.

      The components of the provision for income taxes for the years ended September 28, 2003 and September 29, 2002 are as follows


                             SEPTEMBER 28, SEPTEMBER 29,
                                 2003         2002
Current provision (benefit)   $ 549,642    $(456,722)
Deferred                       (101,000)     123,000
Tax credits                    (232,000)    (320,000)
Valuation allowance             232,000      320,000
                              ---------    ---------
Total provision (benefit)     $ 448,642    $(333,722)
                              =========    =========

      The tax provision (benefit) based on the statutory rate reconciles to the effective tax rate for the years ended September 28, 2003 and September 29, 2002 as follows:

                                             SEPTEMBER 28,        SEPTEMBER 29,
                                                 2003                 2002
Taxes at statutory rate                           34%                 34%
State income taxes                                 1                   1
Export sales benefit                              (4)                (19)
Reversal of tax contingency reserves                                 (19)
Federal research and development credits          (8)                (17)
Other                                                                  2
                                                 ---                 ---
Total tax provision (benefit)                     23%                (18)%
                                                 ===                 ===

      In finalizing the 2001 tax returns, the Company realized unanticipated tax benefits related to export sales and research and development credits. The effect of recognizing these benefits was to reduce the effective tax rate by approximately 25% in 2002. During 2002, the Company reversed tax contingency reserves, reducing the effective tax rate in 2002 by 19%. Such tax reserves were no longer required as the underlying contingencies no longer appeared probable based upon current information and experience.

      Deferred tax assets consist of the following components as of September 28, 2003 and September 29, 2002:

                                                            SEPTEMBER 28,   SEPTEMBER 29,
                                                                2003           2002
Accounts receivable                                          $   66,000      $  67,000
Inventories                                                     374,000        293,000
Accrued expenses                                                216,000        209,000
Property and equipment                                           28,000         22,000
Tax credits                                                     552,000        320,000
Other                                                             1,000         (7,000)
                                                             ----------      ---------

Total                                                         1,237,000        904,000
Valuation allowance                                            (552,000)      (320,000)
                                                             ----------      ---------

Total                                                        $  685,000      $ 584,000
                                                             ==========      =========

      As of September 28, 2003, the Company had carried forward research and development and investment tax credits for state tax purposes totaling $552,000. The tax credits begin to expire in periods ranging from 2005 to having an indefinite life. Due to the uncertainty related to realization of these tax credits, a full valuation allowance has been established for these credits.

4.    COMMITMENTS AND CONTINGENCIES

      The Company leases its facilities and certain equipment under noncancelable operating lease agreements that expire at various dates through May 2007. The Company has an option to renew certain of its facility leases for three to five years at market rates. The Company is also responsible for certain real estate taxes, utilities and maintenance costs related to the leased properties. Such contingent rent obligations are recognized as incurred. Rent expense under all operating leases was approximately $710,000 and $617,000 in fiscal 2003 and 2002, respectively.

      Future minimum lease payments under all noncancelable operating lease agreements as of September 28, 2003 are approximately as follows:

FISCAL YEAR
2004                                          $    606,902
2005                                               517,569
2006                                               361,795
2007                                               173,400
                                              ------------
Total minimum lease payments                  $  1,659,666
                                              ============

      The Company is currently involved in arbitration proceedings with former employees to enforce the Company's right to repurchase its stock under the stock-option agreements executed by each of the employees. No amount has been accrued for any potential additional costs in excess of repurchase amounts in the financial statements related to these cases.

      The Company is subject to asserted and unasserted claims that may arise in the ordinary course of business. In the opinion of management, it is remote that the ultimate resolution of any known matters will have a material adverse effect on the Company's financial condition, results of operations or cash flows.

5.    LINE OF CREDIT

      On February 15, 2002, the Company entered into a Loan and Security Agreement (the "Credit Facility") with a bank. The amount available under the Credit Facility was the lesser of $2,000,000 or an amount based upon a percentage of eligible accounts receivable. The Company had no borrowings under the Credit Facility and was in compliance with all covenants. On February 15, 2003, the Credit Facility expired and was not renewed.

6.    REDEEMABLE PREFERRED STOCK

      The rights and privileges of the Company's Class A and Class B Redeemable Preferred Stock are as follows:

      Voting -- Consent of the holders of at least a majority of each class of preferred stock, voting separately, is required for any action that adversely alters or changes the rights, preferences or privileges, or creates a new class or series of a class of any stock having preference over or parity with the preferred shares with respect to dividends or distributions. Otherwise, preferred stockholders do not have voting rights.

      Liquidation -- In the event of any liquidation, dissolution, or winding-up of the Company, holders of Class B Redeemable Preferred Stock ("Class B") are entitled to receive, in preference to holders of Class A Redeemable Preferred Stock ("Class A") and common stock, the amount of $100.00 per share, plus cumulative but unpaid dividends, prior to any distribution to the holders of Class A and common stock. Holders of Class A are entitled to receive, in preference to holders of common stock, the amount of $35.00 per share, plus cumulative but unpaid dividends, prior to any distribution to the holders of common stock. Such amounts will be adjusted for a stock split, stock dividends and recapitalizations. If such amounts are not available to sufficiently satisfy the full preferential amount, the entire assets of the Company will be distributed to the preferred shareholders ratably based on the total preferential amount of preferred stock held.

      Dividends -- The holders of Class A are entitled to receive cumulative cash dividends in an amount equal to the greater of 8% of the Company's positive net income for each completed year or $2.80 per share. The holders of Class B are entitled to receive cumulative dividends in an amount equal to the greater of 8% of the Company's positive net income for each completed fiscal year or $8.00 per share. The cumulative dividends available to holders of Class A and Class B began accruing on October 1, 1998. Dividends are payable if and when declared by the Company's Board of Directors. As long as the preferred stock is outstanding, no dividends or distributions may be paid to the holders of common stock. Dividends to holders of Class A will be paid only after all cumulative dividends have been paid in full to the holders of Class B. The Company recognizes the cumulative dividends on the outstanding preferred stocks as such amounts accumulate by accretion of the preferred stock and an offsetting charge to retained earnings. As of September 28, 2003, $2,641,513 in aggregate cumulative unpaid dividends have been accreted to the Class A and B.

      Redemption Rights -- At the election of at least 2/3 of the holders of the Class A and Class B, as separately determined for each class, the Company shall be required to redeem the outstanding Class A and B beginning anytime on or after September 30, 2003. Such redemptions shall be at a cash purchase price equal to $35.00 and $100.00 per share for Class A and Class B, respectively, plus cumulative unpaid dividends. The Company may redeem all, or any part of, the outstanding preferred stock at any time after September 30, 2003.

      Election to Redeem -- On September 30, 2003, holders of greater than 2/3 of Class A and Class B shares elected to require the Company to redeem all outstanding shares and cumulative unpaid dividends of Class A and Class B. In November 2003, the Board of Directors voted to pay all cumulative dividends on the Class A and Class B accrued as of September 28, 2003. Such amounts totaled $2,641,513. The Company and the holders of the Class A and B are evaluating the form of additional redemption payments. The remaining redemption value of Class A and Class B is approximately $1,500,000 and $3,600,000, respectively.

      Investor Rights -- Certain investors have "piggy-back" registration rights in the event of a public stock offering.

      The changes in the redeemable preferred stock for the periods included in the financial statements is as follows:

                                       CLASS A                   CLASS B               TOTAL
                               -----------------------  ---------------------       -----------
                                NUMBER       CARRYING    NUMBER        CARRYING
                               OF SHARES      VALUE     OF SHARES        VALUE

BALANCE--September 30, 2001       44,154    $2,347,155  $  36,000      4,566,134    $ 6,913,289


  Accretion of dividends on
    Class A and B Redeemable
    Preferred Stock                            172,069                   288,000        460,069
                               ---------    ----------  ---------      ---------    -----------

BALANCE--September 29, 2002       44,154     2,519,224     36,000      4,854,134      7,373,358

  Accretion of dividends on
    Class A and B
    Redeemable Preferred Stock                 118,545                   288,000        406,545

                               ---------    ----------  ---------      ---------    -----------
BALANCE--September 28, 2003       44,154     2,637,769     36,000      5,142,134      7,779,903
                               =========    ==========  =========      =========    ===========

7.    STOCKHOLDERS' EQUITY AND OPTION PLANS

      RESTRICTED STOCK -- The Company has a stock restriction agreement with the founder of the Company. The agreement provides for certain restrictions in four different circumstances as follows: (i) in the event of a proposed sale of all or a portion of his shares, the founder has granted the Company a right of first refusal to acquire the shares at the proposed sale price; (ii) if the founder ceases to be an employee of the Company, he must offer the shares to the Company at their then fair market value;
      (iii) in the event of a proposed sale of shares by the founder, the preferred stockholders (who also own shares of common stock) have been granted the right to participate in such sale on the same terms and conditions of the proposed sale; and (iv) while the preferred stock is outstanding, if these preferred stockholders are selling a majority of their shares in one or several related transactions, they can require the founder to sell a proportionate number of his shares in the same transaction or set of related transactions, on the same terms and conditions of the sale by such stockholders. The stock restriction agreement is in force until the first to occur of an initial public offering of stock valued at $10,000,000 or more or April 28, 2005. At September 28, 2003, the founder holds 174,073 shares of common stock.

      TREASURY STOCK -- During 2003, the Company exercised its right to repurchase 1,825 common shares for $63,125. These shares have been recorded at the date of repurchase at the cost of purchasing the treasury shares.

      STOCK OPTION PLAN -- The 1996 Stock Plan (the "1996 Plan") provides for the granting of incentive stock options, nonqualified stock options, awards of stock, and opportunities to make direct purchases of shares of the Company's common stock to key employees of the Company and to nonemployee consultants. The Board of Directors or a committee appointed by the Board of Directors administers the 1996 Plan. The exercise price of options granted equals the estimated market price of the underlying stock on the date of grant. The maximum term of the options is 10 years, or five years for options granted to employees owning greater than 10% of the total combined voting power of all classes of stock of the Company or any related corporation. At September 28, 2003, 35,575 shares of common stock were reserved for issuance under the 1996 Plan.

      Options granted under the 1996 Plan are either fully exercisable on the date of grant or exercisable thereafter in such instalments as the Board of Directors may specify. For options granted after February 1998, the options vest 20% one year after the grant date and 20% each of the next four years. For options granted before February 1998, the options generally vest and become exercisable 25% commencing one year after the grant date and 6.25% quarterly thereafter. In a limited number of instances, the Board of Directors has granted options that vest in full seven or eight years after the grant date, subject to accelerated vesting related to specific performance targets.

      Shares purchased under the 1996 Plan are subject to certain repurchase rights by the Company in the event that the employee terminates employment. The 1996 Plan expires on April 26, 2006, at which date no further options may be granted under this Plan.

      Option activity under the 1996 Plan for the years ended September 28, 2003 and September 29, 2002 are as follows:

                                                                                        WEIGHTED-
                                                                          RANGE OF       AVERAGE
                                                            NUMBER        EXERCISE      EXERCISE
                                                          OF SHARES        PRICES         PRICE
Balance--September 30, 2001                                160,754    $ 0.36 - $55.00  $     8.29
  Granted                                                    9,550     55.00 -  55.00       55.00
  Exercised                                                 (1,132)     0.79 -  10.00        2.42
  Canceled                                                  (1,480)     5.00 -  55.00       32.97
                                                           -------    ---------------   ---------

Balance--September 29, 2002                                167,692    $ 0.36 - $55.00   $   10.78
  Granted                                                   11,900    $25.00 - $25.00   $   25.00
  Exercised                                                 (4,825)   $ 0.36 - $15.00   $    6.68
  Canceled                                                 (10,311)   $ 4.00 - $55.00   $   12.85
                                                           -------    ---------------   ---------

Balance--September 28, 2003                                164,456    $ 0.36 - $55.00   $   11.80
                                                           =======    ===============   =========

Exercisable--September 28, 2003                            123,941    $ 0.36 - $55.00   $    9.41
                                                           =======    ===============   =========

Exercisable--September 29, 2002                            109,817    $ 0.36 - $55.00   $    5.43
                                                           =======    ===============   =========

      The weighted-average fair value of stock options issued was $3.47 and $11.25 for the years ended September 28, 2003 and September 29, 2002, respectively. The following table summarizes the status of outstanding stock options as of September 28, 2003:

                                 OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                       -----------------------------------------          -------------------------
                                        WEIGHTED-      WEIGHTED-                          WEIGHTED-
    RANGE OF                             AVERAGE        AVERAGE                            AVERAGE
    EXERCISE           NUMBER OF        REMAINING       EXERCISE          NUMBER OF       EXERCISE
     PRICES             SHARES        LIFE (YEARS)       PRICE             SHARES           PRICE
$ 0.36 - $ 5.00         56,985          3.12           $  0.76             56,985         $  0.76
 10.00 to 15.00         80,286          6.11             10.29             55,936           10.26
 25.00 to 55.00         27,185          8.60             39.35             11,020           49.85
---------------        -------          ----           -------            -------         -------
$0.36 to $55.00        164,456          5.46           $ 11.80            123,941         $  9.41
===============        =======          ====           =======            =======         =======

      On July 29, 2003, the Board of Directors reduced the exercise price for options to purchase 7,000 common shares held by two directors of the Company from $25.00 per share to $12.50 per share. The options were repriced at an exercise price less than the estimated fair value of the common stock and expire on January 29, 2004. As a result of repricing the options, the terms of the option award are no longer considered fixed and will be adjusted to fair value until such shares are execised or expire. In 2003, the Company recorded a noncash stock compensation charge of $87,500 from this option repricing.

8.    EMPLOYEE BENEFIT PLAN

      The Company has a 401(k) retirement savings plan (the "Plan") covering all employees. Under the Plan, participants may elect to defer a portion of their compensation, subject to certain limitations. In addition, the Company, at the discretion of the Board of Directors, may make discretionary profit-sharing contributions to the Plan. Employer contributions of $48,817 and $46,415 were made to the Plan during the years ended September 28, 2003 and September 29, 2002, respectively.

9.    OTHER

      ACCRUED EXPENSES -- Accrued expenses consist of the following as of September 28, 2003 and September 29, 2002:

                                     SEPTEMBER 28,  SEPTEMBER 29,
                                         2003           2002
Salaries and wages                   $  686,507      $  708,952
Vacation pay and employee benefits      175,495         134,344
Other                                   493,086         557,146
                                     ----------      ----------
                                     $1,355,088      $1,400,442
                                     ==========      ==========

      WARRANTY -- The following table sets forth the activity in the Company's warranty accrual, included in accrued expenses:

  52 WEEKS       BALANCE AT                                               BALANCE AT
   ENDED          BEGINNING         CHARGES TO COSTS        ACCRUAL         END OF
 SEPTEMBER        OF YEAR             AND EXPENSES         REDUCTIONS        YEAR
  2003           $367,000               $(131,000)          $178,000       $414,000
  2002            514,908                (179,000)            31,092        367,000

      REVENUE -- Revenue consists of the following for the years ended September 28, 2003 and September 29, 2002:

                           SEPTEMBER 28,     SEPTEMBER 29,
                              2003               2002
Products                   $20,903,652        $17,706,547
Services                       831,394            585,144
Other                           54,778             42,065
                           -----------        -----------
                           $21,789,824        $18,333,756
                           ===========        ===========

                                     ******